UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    The information under Item 5.02 below regarding the Separation Agreement is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

    On September 23, 2016, Echo Therapeutics, Inc. (the “Company”) issued a promissory note to Network Victory Limited (“Lender”) in the aggregate principal amount of $250,000 in respect of a bridge loan made by such party.  The promissory note, which bears interest at 18% per annum, may, at Lender’s option, be exchanged for securities issued in a subsequent financing by the Company.

    The description of the promissory note set forth herein does not purport to be complete and is qualified in its entirety by reference to the promissory note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    On September 23, 2016, Scott W. Hollander, President and Chief Executive Officer and a director of Echo Therapeutics, Inc. (the “Company”), and the Company entered into a separation agreement (the “Separation Agreement”) pursuant to which the parties mutually agreed to Mr. Hollander’s separation from the Company, effective September 23, 2016 (the “Separation Date”).  Mr. Hollander’s separation from the Company is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

    Under the Separation Agreement, Mr. Hollander will receive: (i) severance pay equal to the gross amount of $420,000 (the “Severance Amount”), less applicable federal, state and local withholding and taxes, payable in monthly amounts of $17,500 commencing on October 15, 2016, subject to increase to $25,000.00 per month if the Company shall consummate a debt or equity financing as described in Section 3(a)(ii) of the Severance Agreement, until the Severance Amount is fully paid; (ii) 150,000 shares of restricted stock previously awarded in March 2016 pursuant to a restricted stock agreement shall vest in quarterly installments of 37,500 shares; (iii) accelerated vesting of all unvested stock options previously awarded to him in December 2014 and March 2016 with three (3) months from the Separation Date to exercise such options; and (iv) reimbursement of COBRA payments for up to eighteen (18) months.

    In connection with the Separation Agreement, the parties executed mutual releases.

    The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

10.1	Promissory Note with Network Victory Limited dated September 23, 2016.

10.2	Separation Agreement, dated as of September 23, 2016, between Scott W. Hollander and Echo Therapeutics, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: September 23, 2016	By:	/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

Exhibit Index

10.1	Promissory Note with Network Victory Limited dated September 23, 2016.

10.2	Separation Agreement, dated as of September 23, 2016, between Scott W. Hollander and Echo Therapeutics, Inc.